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                                                                   EXHIBIT 23.10

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-3) of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated January 15, 1996, on our audit of the financial statements of Certain of the Initial Hotels.

                                             /s/ Coopers & Lybrand, L.L.P.

Fort Lauderdale, Florida
February 9, 1998